Exhibit 99.1

ACI MERCHANT SYSTEMS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND DECEMBER 31, 2012

ACI Merchant Systems, LLC

Financial Statements

December 31, 2013 and December 31, 2012

Table of Contents

Page

Independent Auditor’s Report	1-2

Financial Statements:

Balance Sheets	3
Statements of Income and Members’ Equity	4
Statements of Cash Flows	5

Notes to Financial Statements	6-8

Supplementary Information:

Independent Auditors’ Report on Supplementary Information	9
Schedule 1 – Cost of Sales	10
Schedule 2 – Selling, General and Administrative Expenses	11

Independent Auditor’s Report

To the Members

ACI Merchant Systems, LLC

Langhorne, Pennsylvania

We have audited the accompanying financial statements of ACI Merchant Systems, LLC, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income and members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACI Merchant Systems, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Wouch Maloney & C0., LLP

Horsham, Pennsylvania

August 12, 2014

ACI Merchant Systems, LLC

Balance Sheets

December 31, 2013 and December 31, 2012

	2013	2012

Assets

Current Assets
Cash	$602,970	$583,621
Accounts Receivable	415,663	431,219
Inventory	16,324	27,709

Total Current Assets	1,034,957	1,042,549

Property and Equipment
Office Equipment	54,110	51,385
Computer Software	33,147	33,147
	87,257	84,532
Less: Accumulated Depreciation	77,244	72,757

Property and Equipment - Net of Accumulated Depreciation	10,013	11,775

Total	$1,044,970	$1,054,324

Liabilities and Members' Equity

Current Liabilities
Accounts Payable	$191,117	$199,405
Accrued Expenses	25,141	12,955

Total Current Liabilities	216,258	212,360

Commitments and Contingencies

Members' Equity	828,712	841,964

Total	$1,044,970	$1,054,324

The Accompanying Notes are an Integral Part of These Financial Statements.

ACI Merchant Systems, LLC

Statements of Income and Members' Equity

For the Years Ended December 31, 2013 and December 31, 2012

	2013	2012

Sales	$6,627,067	$6,186,861

Cost of Sales	3,725,037	3,576,057

Gross Profit	2,902,030	2,610,804

Selling, General and Administrative Expenses
(Including Depreciation Expense of $4,485 and $3,847, Respectively)	769,524	833,125

Income From Operations	2,132,506	1,777,679

Other Income
Proceeds From Contract Buyout	0	500,000
Interest Income	1,464	2,414

Total Other Income	1,464	502,414

Net Income	$2,133,970	$2,280,093

Members' Equity - Beginning of Year as Originally Stated	$841,964	$395,107

Prior Period Adjustment:
Correction of an Error in Accruals	0	194,264

Members' Equity - Beginning of Year as Restated	841,964	589,371

Net Income	2,133,970	2,280,093

Less: Distributions to Members	(2,147,222)	(2,027,500)

Members' Equity - End of Year	$828,712	$841,964

The Accompanying Notes are an Integral Part of These Financial Statements.

ACI Merchant Systems, LLC

Statements of Cash Flows

For the Years Ended December 31, 2013 and December 31, 2012

Increase (Decrease) in Cash

	2013	2012

Net Income	$2,133,970	$2,280,093

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation	4,485	3,847
(Increase) Decrease in:
Accounts Receivable	15,557	1,563
Inventory	11,385	12,144
Loan to Employees	0	18,000
Increase (Decrease) in:
Accounts Payable	(8,288)	(36,831)
Accrued Expenses	12,186	(15,708)

Net Cash Provided by Operating Activities	2,169,295	2,263,108

Cash Flows From Investing Activities
Capital Expenditures	(2,724)	(3,901)

Cash Flows From Financing Activities
Distributions to Members	(2,147,222)	(2,027,500)

Net Increase in Cash	19,349	231,707

Cash - Beginning of Year	583,621	351,914

Cash - End of Year	$602,970	$583,621

The Accompanying Notes are an Integral Part of These Financial Statements.

ACI Merchant Systems, LLC

Notes to Financial Statements

December 31, 2013 and December 31, 2012

A.	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

The Company, a Pennsylvania limited liability company, principally acting in an agency capacity, is engaged in national credit and debit card merchant processing services, check guaranty processing services and other related business programs to financial institutions. The Company also provides setup services and technical support for credit card terminals issued to customers of financial institutions. The Company is based in Langhorne, Pennsylvania and services customers throughout the United States of America.

Prior Period Adjustment

Prior to the issuance of the accompanying financial statements, the Company recorded its service fees and any related direct expenses one month in arrears. These financial statements correct this error through a prior period adjustment that increases the Company’s January 1, 2012 retained earnings by $194,264; the amount by which the Company’s net assets would have increased had the December 31, 2011 accounts receivable and accounts payable been recorded on a timely basis. The accompanying 2013 and 2012 financial statements reflect Company revenues when earned and the related expenses when incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company carries its accounts receivable at their estimated realizable amounts based upon the Company’s collection history and management’s periodic valuation of the accounts receivables.

Inventory

Inventory, consisting principally of credit card processing equipment, is valued at the lower of cost, determined by the first-in, first-out method, or market.

Property and Equipment

Property and equipment are valued at cost. Maintenance and repairs are charged to operations when incurred. Improvements and renewals are capitalized. Provision for depreciation is made over the estimated useful lives of the respective assets using the straight-line method.

The Company uses the following estimated useful lives:

Office Equipment	5-7 Years
Computer Software	3 Years

ACI Merchant Systems, LLC

Notes to Financial Statements

December 31, 2013 and December 31, 2012

A.	Nature of Operations and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company has elected "S" status for both federal and Pennsylvania income tax purposes. Under these elections, all income or loss of the Company flows through to the members in proportion to their ownership interests. Accordingly, the Company provides only for state capital stock tax and other state and local income taxes.

The Company recognizes the potential income tax and any related penalties and interest arising from uncertain tax positions. Potential interest and penalties are recognized as a component of the provision for income taxes. The Company has concluded that there are no taxes, penalties or interest resulting from uncertain positions that would materially impact the Company’s financial statements at either December 31, 2013 or 2012.

The Company files federal and Pennsylvania income tax returns. Generally, the Company is no longer subject to income tax examinations in any jurisdiction for tax years before 2010.

Advertising Costs

The Company expenses advertising as incurred. For the years ended December 31, 2013 and 2012, advertising expense was $5,477 and $12,105, respectively.

B.	Concentrations of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of accounts receivable and cash.

The Company's customers are principally banks and other providers of consumer credit. Approximately 99% of all the Company’s collections and 80% of its fee payments are made through a single merchant credit card processing services provider. At December 31, 2013 and 2012, approximately 98.8% and 98.5%, respectively, of accounts receivable were due from the single processing services provider. The Company bears credit risk of both non-collection of merchant fees and chargebacks for banks that do not hold liability. The Company generally does not require collateral.

The Company maintains cash accounts in an area bank. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to an aggregate of $250,000. From time to time the balance of the Company's funds held by the institution may exceed the insured amount.

C.	Pension Plan

The Company sponsors pension and profit sharing plans under section 401(k) of the Internal Revenue Code, available to all employees who have completed one year of service and who have attained 21 years of age. Company contributions to the plan are discretionary and are recognized in the year incurred. For the years ended December 31, 2013 and 2012, Company contributions to the pension plan were $18,840 and $19,556, respectively. For the years ended December 31, 2013 and 2012, the Company’s profit sharing contributions were $0 and $5,298, respectively.

ACI Merchant Systems, LLC

Notes to Financial Statements

December 31, 2013 and December 31, 2012

D.	Operating Lease

The Company leases its operating facilities on a month-to-month basis. For the years ended December 31, 2013 and 2012 rent expense under this agreement was $28,320 and $27,320, respectively. The Company anticipates continuing its lease arrangement under comparable terms.

E.	Proceeds From Contract Buyout

During the year ended December 31, 2012, a financial institution bought out its credit card processing contract for $500,000.

F.	Commitments and Contingencies

The Company employs proprietary software developed for the Company by one of the Company members and a software engineer. The software facilitates calculation of fees due to agents and financial institutions with which the Company has processing contracts. The Company currently pays the software engineer for time and materials, plus other incentives.

G.	Subsequent Events

Subsequent events have been evaluated through August 12, 2014, which is the date the financial statements were available to be issued.

SUPPLEMENTARY INFORMATION

Independent Auditors’ Report on Supplementary Information

To the Members

ACI Merchant Systems, LLC

Langhorne, Pennsylvania

We have audited the financial statements of ACI Merchant Systems, LLC as of and for the years ended December 31, 2013 and 2012 and our report thereon dated August 7, 2014 which expressed an unqualified opinion of those financial statements, appears on pages 1 and 2. Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in Schedules 1 and 2 is presented for the purposes of additional analysis of the financial statements and it is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements and other procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Wouch Maloney & C0., LLP

Horsham, Pennsylvania

August 12, 2014

ACI Merchant Systems, LLC

Supplementary Information

For the Years Ended December 31, 2013 and December 31, 2012

Schedule 1

Cost of Sales

	2013	2012

Agent/Referral Bank Payouts	$2,507,853	$2,496,798
Bank Card Processing	573,122	468,960
Breach Insurance	17,721	15,147
Compliance Fees	38,087	35,918
Credit Card Equipment	88,866	95,685
Direct Labor, Taxes and Benefits	362,925	355,521
Freight Charges	1,076	3,203
Gift Cards	6,229	6,290
Processing	9,288	3,162
Real Time Processing	107,702	83,402
Start Up Fees	3,035	2,276
Supplies	9,133	9,695

Total Cost of Sales	$3,725,037	$3,576,057

ACI Merchant Systems, LLC

Supplementary Information

For the Years Ended December 31, 2013 and December 31, 2012

Schedule 2

Selling, General and Administrative Expenses

	2013	2012

Automobile Expense	$19,765	$16,218
Bad Debt Expenses	5,213	21,553
Business Insurance Expense	6,753	6,612
Computer Services and Processing	160,492	145,540
Contributions	625	600
Credit Bureau Expense	1,819	1,661
Depreciation Expense	4,485	3,847
Dues and Membership Expense	16,161	14,575
Employee Benefits	34,000	34,000
Freight Supplies Expense	21,971	21,608
Legal and Accounting Expenses	19,786	34,283
Meals and Entertainment	2,240	3,175
Network Access Expense	24,370	77,706
Office Cleaning Expense	2,600	2,550
Office Supply Expense	19,415	20,825
Payroll Services Expense	2,126	2,192
Payroll Taxes	23,552	22,269
Pennsylvania Corporate Tax	12,859	8,493
Rent Expense	28,320	27,320
Repairs and Maintenance Expense	8,328	954
Salaries and Wages	297,500	297,500
Selling Expenses	5,477	12,105
Telephone and Utilities Expense	29,304	31,307
Terminal Maintenance and Repair Expense	8,809	10,631
Travel	11,004	13,238
Workers Compensation Expense	2,550	2,363

Total Selling, General and Administrative Expenses	$769,524	$833,125

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